  Exhibit 99.1

SYSTEMAX REPORTS FIRST QUARTER 2014
FINANCIAL RESULTS

PORT WASHINGTON, NY, April 29, 2014 – Systemax Inc. (NYSE: SYX) today announced financial results for the first quarter ended March 31, 2014.

Performance Summary (U.S. dollars in millions, except per share data)
Highlights	Quarter Ended March 31,
GAAP Results	2014	2013
Net sales	$873.4	$880.6
Gross profit	$127.9	$121.6
Gross margin	14.6%	13.8%
Operating income (loss)	$(1.3)	$(8.7)
Operating margin	(0.1)%	(1.0)%
Net income (loss)	$(3.0)	$(6.3)
Diluted net income (loss) per share	$(0.08)	$(0.17)
Non-GAAP Results*
Adjusted operating income (loss)	$2.6	$(0.7)
Non-recurring and recurring adjustments, net	$3.9	$8.0
Adjusted operating margin	0.3%	(0.1)%

* Management believes that by excluding certain recurring and non-recurring adjustments above from comparable GAAP measures investors have an additional meaningful measurement of the Company's performance. See accompanying GAAP reconciliation tables.

First Quarter 2014 Financial Summary:

•	Consolidated sales decreased 0.8% to $873.4 million in U.S. dollars. On a constant currency basis, sales decreased 2.1%.
•	Business to business channel sales grew 9.3% to $649.0 million in U.S. dollars. On a constant currency basis, sales increased 7.1%.
•	Consumer channel sales declined 21.8% to $224.4 million in U.S. dollars. On a constant currency basis, sales declined 21.1%.
•
Non-GAAP operating results grew to income of $2.6 million compared to a loss of $0.7 million last year.  GAAP operating loss improved to a loss of $1.3 million compared to a loss of $8.7 million last year.

•	Non-GAAP diluted net income per share was $0.03. GAAP diluted net loss per share was $0.08.

Richard Leeds, Chairman and Chief Executive Officer, said, "2014 is off to a solid start as we delivered improvements in both gross and operating margin and recorded positive adjusted operating income on a consolidated basis.  Our results were driven by our business-to-business operations as Industrial Products delivered outstanding performance with 22% revenue growth and strong double digit increases in operating income.  We also recorded solid performances from our technology operations in EMEA and our business-to-business technology operations in North America as we continue to work to broaden our offerings and strengthen our position as a single source value-added IT reseller.  While our consumer technology revenue performance remains weak, we continue to take a very disciplined approach to managing this business and are making progress on improving our bottom line."

"Across the company we are executing on a number of initiatives to drive operating efficiencies, strengthen our competitive position and improve profitability.  We are expanding our business-to-business operations and focused on returning our consumer business to profitability.  We continue to have a strong cash position and remain well-positioned to execute on our strategic plan," Leeds concluded.

At the end of the first quarter 2014, the Company had working capital of over $345 million, cash and cash equivalents of  approximately $160 million, and availability under its credit facility of $114.9 million.  Short and long-term debt totaled approximately $4.7 million at March 31, 2014.

Earnings Conference Call Details
Systemax Inc. will host a teleconference to discuss its first quarter 2014 results today, April 29, 2014 at 5:00 p.m. Eastern Time.  A live webcast of the teleconference will be available on the Company's website at www.systemax.com in the investor relations section. The webcast will also be archived on www.systemax.com for approximately 90 days.

About Systemax Inc.
Systemax Inc. (www.systemax.com), a Fortune 1000 company, sells industrial and computer products through a system of branded e-Commerce websites, relationship marketers and retail stores in North America and Europe. The primary brands are Global Industrial, MISCO, Inmac Wstore and TigerDirect.

Forward-Looking Statements
This press release contains forward-looking statements about the Company's performance.  These statements are based on management's estimates, assumptions and projections and are not guarantees of future performance.  The Company assumes no obligation to update these statements.  Actual results may differ materially from results expressed or implied in these statements as the result of risks, uncertainties and other factors including, but not limited to: (a) unanticipated variations in sales volume, (b) economic conditions, (c) actions by competitors, including ecommerce retailers, (d) the continuation of key vendor relationships, (e) the ability to maintain satisfactory loan agreements with lenders, (f) risks associated with the delivery of merchandise to customers utilizing common carriers, (g) the operation of the Company's management information systems and other technology platforms supporting sales, procurement and other operations (h) unanticipated legal and administrative proceedings, (i) risks involved with e-commerce, (j) technological change, such as the integration of formerly separate products, (k) changes to sales tax laws or government enforcement priorities, and (l) risks to the Company's substantial international operations, including fluctuations in currency rates, foreign regulatory requirements, political uncertainty and the management of our expanding international operations infrastructure, including the Company's ability to timely and effectively continue to transition certain support operations to its shared services center in Hungary and effectively implement distribution logistics initiatives in Europe.  Please refer to "Risk Factors" and the Forward Looking Statements sections contained in the Company's Form 10-K for a more detailed explanation of the inherent limitations in such forward-looking statements.

Investor/Media Contacts:
Mike Smargiassi / Nancy Zakhary
Brainerd Communicators, Inc.
212-986-6667
smarg@braincomm.com
nancy@braincomm.com

Supplemental Channel Sales and Business Unit Summary

Supplemental Channel Sales Summary* (in millions)
Channel	Quarter Ended March 31,
	2014	% of Sales	Change y/y	2013	% of Sales
Technology Products – EMEA	$323.0	37.0%	9.8%	$294.1	33.4%
Technology Products – NA (B2B)	195.4	22.3%	1.6%	192.4	21.8%
Industrial Products	129.1	14.8%	22.3%	105.6	12.0%
Corporate and Other	1.5	0.2%	-	1.5	0.2%
Total B2B1	$649.0	74.3%	9.3%	$593.6	67.4%
Technology Products – NA (Consumer)[2]	224.4	25.7%	(21.8)%	287.0	32.6%
Consolidated Sales	$873.4	100.0%	(0.8)%	$880.6	100.0%

* Certain prior year results have been reclassified to match current year presentation.
1	Includes all sales from the Industrial Products Group and EMEA Technology Group as well as sales from managed business relationships and our B2B e-commerce sites within our NA Technology Group.
2	Includes sales from retail stores (non-managed), consumer websites, inbound call centers and television shopping within our NA Technology Group.

Supplemental Business Unit Sales Summary (in millions)
Business Unit	Quarter Ended March 31,
	2014	% of Sales	Change y/y	2013	% of Sales
Technology Products	$742.8	85.0%	(4.0)%	$773.5	87.8%
Industrial Products	$129.1	14.8%	22.3%	$105.6	12.0%
Corporate and Other	$1.5	0.2%	-%	$1.5	0.2%
Consolidated Sales	$873.4	100.0%	(0.8)%	$880.6	100.0%

Supplemental Business Unit Operating Results Summary (in millions)
GAAP Operating Income (Loss)
Business Unit	Quarter Ended March 31,
	2014	Margin	2013	Margin
Technology Products	$(6.6)	(0.9)%	$(11.2)	(1.4)%
Industrial Products	$9.7	7.5%	$8.5	8.0%
Corporate and Other	$(4.4)	NM	$(6.0)	NM
Consolidated Operating Income (Loss)	$(1.3)	(0.1)%	$(8.7)	(1.0)%

Non-GAAP* Operating Income (Loss)
Technology Products	$(3.6)	(0.5)%	$(4.0)	(0.5)%
Industrial Products	$10.3	8.0%	$8.9	8.4%
Corporate and Other	$(4.1)	NM	$(5.6)	NM
Consolidated Operating Income (Loss)	$2.6	0.3%	$(0.7)	(0.1)%

* Management believes that by excluding certain recurring and non-recurring adjustments above from comparable GAAP measures investors have an additional meaningful measurement of the Company's performance. See accompanying GAAP reconciliation tables.
NM – not meaningful

SYSTEMAX INC.

Condensed Consolidated Statements of Operations
(In millions, except per share amounts)

	Quarter Ended
	March 31*
	(unaudited)
	2014	2013
Net sales	$873.4	$880.6
Cost of sales	745.5	759.0
Gross profit	127.9	121.6
Gross margin	14.6%	13.8%
Selling, general and administrative expenses	126.8	123.5
Special charges	2.4	6.8
Operating income (loss)	(1.3)	(8.7)
Operating margin	(0.1)%	(1.0)%
Interest and other expense, net	0.8	0.5
Income (loss) before income taxes	(2.1)	(9.2)
Provision for (benefit from) income taxes	0.9	(2.9)
Net income (loss)	$(3.0)	$(6.3)
Net margin	(0.3)%	(0.7)%

Net income (loss) per common share:
Basic	$(0.08)	$(0.17)
Diluted	$(0.08)	$(0.17)

Weighted average common and common equivalent shares:
Basic	37.0	37.0
Diluted	37.0	37.0

SYSTEMAX INC.
Condensed Consolidated Balance Sheets
(In millions)

	March 31	December 31
	2014	2013
Current assets:
Cash and cash equivalents	$159.7	$181.4
Accounts receivable, net	367.0	333.3
Inventories	326.3	321.8
Prepaid expenses and other current assets	18.7	19.9
Total current assets	871.7	856.4
Property, plant and equipment, net	57.1	59.4
Goodwill, intangibles and other assets	26.1	26.6
Total assets	$954.9	$942.4

Current liabilities:
Short-term debt	$2.4	$2.5
Accounts payable and accrued expenses	523.5	508.1
Total current liabilities	525.9	510.6
Long-term debt	2.3	2.9
Other liabilities	22.6	22.7
Shareholders' equity	404.1	406.2
Total liabilities and shareholders' equity	$954.9	$942.4

* Systemax manages its business and reports using a 52-53 week fiscal year that ends at midnight on the Saturday closest to December 31.  For clarity of presentation, fiscal years and quarters are described as if they ended on the last day of the respective calendar month.  The actual fiscal quarter ended on March 29, 2014. The first quarters of both 2014 and 2013 included 13 weeks. Certain prior period amounts have been reclassified to conform to current year presentation.

SYSTEMAX INC.
Reconciliation of Segment GAAP Operating Income (Loss) to Non-GAAP Operating Income (Loss) - Unaudited
(In millions)

	Quarter Ended
	March 31
	2014	2013
Technology Products	$(6.6)	$(11.2)
Industrial Products	9.7	8.5
Corporate and Other	(4.4)	(6.0)
GAAP operating income (loss)	(1.3)	(8.7)
Non-GAAP adjustments:
Technolo gy Products:
Severance and other reorganization related charges (1)	2.2	5.9
Litigation costs(2)	0.2	0.1
New facility startup costs	-	0.7
Stock based compensation	0.1	0.3
Intangible asset amortization	0.5	0.2
Total Non-GAAP Adjustments – Technology Products	3.0	7.2
Industrial Products:
New facility startup costs	-	0.1
Stock based and other special compensation(3)	0.6	0.3
Total Non-GAAP Adjustments – Industrial Products	0.6	0.4
Corporate and Other:
Stock based compensation	0.3	0.4

Technology Products	(3.6)	(4.0)
Industrial Products	10.3	8.9
Corporate and Other	(4.1)	(5.6)
Non-GAAP operating income (loss)	$2.6	$(0.7)

(1)
First quarter 2014 includes $1.7M in costs associated with the restructuring of our European operations and the continued recruitment costs to staff our shared services center for our European Technology business and $0.5M in costs associated with lease valuation adjustments and other costs related to stores closed in 2013. First quarter 2013 includes $4.3M in costs associated with the restructuring of our European operations as well as $1.6M related to severance and reorganization of our North America Technology business.

(2)	Includes legal costs related to the investigations of and settlement with former officers and employees, net.
(3)	Includes expense from stock options, restricted stock grants and special compensation arrangement for business unit leader.

SYSTEMAX INC.
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss) – Unaudited
(In millions)
	Quarter Ended
	March 31
	2014	2013
GAAP
Net income (loss)	$(3.0)	$(6.3)
Provision for (benefit from) income taxes	0.9	(2.9)
Income (loss) before income taxes	(2.1)	(9.2)
Interest and other expense, net	0.8	0.5
Operating income (loss)	(1.3)	(8.7)

Non-GAAP
Non-recurring adjustments	2.4	6.8
Recurring adjustments	1.5	1.2
Adjusted operating income (loss)	2.6	(0.7)
Interest and other expense, net	0.8	0.5
Income (loss) before income taxes	1.8	(1.2)
Normalized provision for (benefit from) income taxes	0.6	(0.4)
Normalized effective tax rate[1]	35.0%	35.0%
Non-GAAP net income (loss)	$1.2	$(0.8)

GAAP diluted net income (loss) per share	$(0.08)	$(0.17)
Non-GAAP diluted net income (loss) per share	$0.03	$(0.02)

(1)	Effective tax rate of 35% used in both the first quarter 2014 and the first quarter 2013.